Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I. R. S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zipcode)

HSBC HOLDINGS PLC

(Exact name of obligor as specified in its charter)

New York	98-0209906
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
HSBC BANK USA
452 FIFTH AVENUE
NEW YORK, NY 10018
NY 10018
(Zip code)

7.35% Subordinated Notes due 2032
7.625% Subordinated Notes due 2032

(Title of the notes)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y., 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of July, 2005.

THE BANK OF NEW YORK
By:
	Name:	HELENA DURR
	Title:	ASSISTANT VICE PRESIDENT

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,866,500
Interest-bearing balances	8,455,170
Securities:
Held-to-maturity securities	1,855,665
Available-for-sale securities	20,781,508
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,730,007
Securities purchased under agreements to resell	847,805
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,195,743
LESS: Allowance for loan and lease losses	587,611
Loans and leases, net of unearned income and allowance	35,608,132
Trading Assets	4,174,521
Premises and fixed assets (including capitalized leases)	949,424
Other real estate owned	754
Investments in unconsolidated subsidiaries and associated companies	268,366
Customers’ liability to this bank on acceptances outstanding	52,800
Intangible assets
Goodwill	2,746,404
Other intangible assets	758,137

Dollar Amounts
In Thousands
Other assets	8,013,234

Total assets	$92,138,427

LIABILITIES
Deposits:
In domestic offices	$41,480,131
Noninterest-bearing	16,898,525
Interest-bearing	24,581,606
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,028,722
Noninterest-bearing	576,431
Interest-bearing	23,452,291
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,040,432
Securities sold under agreements to repurchase	491,007
Trading liabilities	2,724,930
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	4,780,573
Not applicable
Bank’s liability on acceptances executed and outstanding	54,517
Subordinated notes and debentures	2,390,000
Other liabilities	6,901,014

Total liabilities	$83,891,326

Minority interest in consolidated subsidiaries	140,499

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus (exclude all surplus related to preferred stock)	2,087,221
Retained earnings	4,892,420
Accumulated other comprehensive income	-8,323
Other equity capital components	0

Total equity capital	8,106,602

Dollar Amounts
In Thousands
Total liabilities, minority interest, and equity capital	$92,138,427

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J, Mastro,
Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	}
Gerald L. Hassell	}	Directors
Alan R. Griffith	}

THE BANK OF NEW YORK
SIGNING AUTHORITIES

Real Property
Real Property owned by the Bank in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign, or transfer real property owned by the Bank in its own right with such maximum values as the Board may fix in its authorizing resolutions.

Senior Signing Powers
Subject to the exception provided in “Real Property”, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgement of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to “Limited Signing Powers”, to have any of the powers set forth therein, other than the officer signing pursuant to “Senior Signing Powers”, is authorized to attest to the seal of the Bank on any documents requiring such seal.

Limited Signing Powers
Subject to the exception provided in “Real Property”, in such instances as in the judgement of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

Powers of Attorney
All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President or Managing Director. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

Auditor
The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

3	October 2003

THE BANK OF NEW YORK
SIGNING AUTHORITY DESCRIPTIONS

The various signing powers delegated to certain bank employees are indicated by these code letters, which appear next to the names of individuals.

SENIOR SIGNING POWERS (Section 6.2 of the By-Laws as designated by the Resolution of the Board of Directors)

(X)	The Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgement of the Chairman, the President, any Vice President of the board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 of the By-laws (Limited Signing Powers) to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

LIMITED SIGNING POWERS (Section 6.3 of the By-laws as designated by Resolution of the Board of Directors)

(A)	All signing authority set forth in paragraphs (B) through (I) below except Level C which must be specifically designated.

(B)	Certain documents and instruments:

B1	Individuals authorized to accept, endorse, execute or sign any: bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of a loan or an extension of credit by the Bank; note; and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency or any form of securities, including options and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Bank’s business.

4	October 2003

THE BANK OF NEW YORK
SIGNING AUTHORITY DESCRIPTIONS (Continued)

B2	Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; legal opinions.

(C)	Money movement authorizations:

Individuals authorized to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; internal transfers resulting in a change of beneficial ownership; in each case;

C1 in excess of $100,000,000 with single authorization for all transactions
C2 in excess of $100,000,000*
C3 in an amount up to $100,000,000
C4 in an amount up to $10,000,000
C5 in an amount up to $5,000,000
C6 in an amount up to $1,000,000
C7 in an amount up to $250,000
C8 in an amount up to $50,000
C9 in an amount up to $5,000

*     Dual authorization is required by any combination of senior officer and/or Sector Head approved designee, for non-exempt transactions. Single authorization required for exempt transactions.

(D)	Contractual payments/services:

Individuals authorized to accept, endorse, execute or sign any contract obligating the Bank for the payment of money or the provision of services;

D1 in an amount up to $1,000,000
D2 in an amount up to $250,000
D3 in an amount up to $50,000
D4 in an amount up to $5,000

(E)     Individuals authorized to accept, endorse, execute or sign any: guarantee of signature to assignments of stock, bonds, or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

5	October 2003

THE BANK OF NEW YORK
SIGNING AUTHORITY DESCRIPTIONS (Continued)

(F)	Individuals authorized to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Bank as register and transfer agent.

(G)	Individuals authorized to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H)	Individuals authorized to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Bank in trust or in connection with any transaction with respect to which the Bank is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(I)	Securities movements.

Individuals authorized to effect internal/external securities movement;

(I1)	Individuals authorized to effect the external movement of free delivery securities and internal transfers resulting in changes of beneficial ownership.

(I2)	Individuals authorized to effect the movement of securities versus payment at market or contract value.

(J)	Individuals authorized either to sign on behalf of the Bank or to affix the seal of the Bank to, any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee’s Deeds, Executor’s Deeds, Personal Representative’s Deeds, Other Real Estate Deeds for property not owned by the Bank in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, Responsive pleadings is litigated matters, Petitions in Probate Court with respect to Accountings, Contracts for Providing Customers with Bank products or services.

(N)	Individuals authorized to accept, endorse, execute or sign internal transactions only, (i.e., general ledger tickets); does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

6	October 2003

One Canada Square London E14 5Al

THE BANK OF NEW YORK — LONDON STAFF
SIGNING POWERS

March 2005 Amendment No. 6 — ADDITIONS

BRAZIER CLARE Non Officer Authority Codes: A, C1, J, N

DURR HELENA Assistant Vice President Authority Codes: A, C1, J, N

PORTER TIM Assistant Vice President Authority Codes: A, C1, J, N

SCULLY PAUL Assistant Vice President Authority Codes: A, C1, J, N

TINNELLY BREIGE Assistant Vice President Authority Codes: A, C1, J, N

YARDE PAUL Assistant Treasurer Authority Codes: A, C1, J, N